UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2005

Penhall International Corp.

(Exact name of registrant specified in Charter)

Arizona	333-64745	86-0634394
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1801 Penhall Way, Anaheim, California	92803
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code:  (714) 772-6450

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4d(c))

ITEM 1.01.                                      Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

ITEM 2.03                                         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 1, 2005, Penhall International Corp. (the “Company”) entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”), by and among the Company, Penhall Company, a California corporation, Penhall Leasing, L.L.C., a California limited liability company, Penhall Investments, Inc., a California corporation, Bob Mack Co., Inc., a California corporation, Capitol Drilling Supplies, Inc., an Indiana corporation, General Electric Capital Corporation, a Delaware corporation, as a Senior Lender, L/C Issuer and Agent, and the other financial institutions party thereto (collectively, the “Senior Lenders” and individually each a “Senior Lender”).  On November 1, 2005, the Company also entered into a second lien term loan agreement (the “Loan Agreement” and together with the Amended and Restated Credit Agreement, the “Refinancing Agreements”) by and among the Company, Deutsche Bank Trust Company Americas, as agent (“Agent”), Deutsche Bank Securities Inc., as Sole Lead Arranger and Sole Bookrunner and the other financial institutions party thereto.  Approximately $109 million of the proceeds from the Refinancing Agreements will be used to redeem all of the Company’s $100 million aggregate principal amount of 12% Senior Notes due 2006 (including the redemption premium and accrued interest through redemption) and to pay other costs and expenses incurred by the Company in connection with the execution of the Refinancing Agreements.

General

The Loan Agreement consists of a term loan in the amount of $105 million, which will be due and payable on November 1, 2010, if not sooner paid in full in accordance with its terms.  The Amended and Restated Credit Agreement consists of a revolving credit facility in an aggregate principal amount of $55 million, $35 million of which is available for the issuance of letters of credit.  The revolving credit facility matures on November 1, 2010.  The Refinancing Agreements are subject to certain mandatory prepayments upon the occurrence of certain events, including asset sales and issuances of stock (subject to certain exceptions set forth in the Refinancing Agreements).  The Amended and Restated Credit Agreement and the Loan Agreement are secured by a perfected first priority security interest and a perfected second priority security interest, respectively, in substantially all of the Company’s tangible and intangible assets, subject to certain exceptions.

Interest and Fees

The interest rates per annum applicable to borrowings under the Amended and Restated Credit Agreement will be, at our option, the Index Rate or LIBOR Rate (each as defined in the Amended and Restated Credit Agreement) plus, in each case, an applicable margin.  Borrowings under the Loan Agreement will bear interest at a rate per annum equal to the Company’s choice of an alternate base rate (which is equal to the higher of (i) the rate of interest announced by

Agent as its prime rate in effect and (ii) the federal funds rate plus 0.50%) or the Adjusted Eurodollar Rate (as defined in the Loan Agreement), plus, in each case an applicable margin.

Initially, the applicable margin with respect to (i) the revolving credit facility under the Amended and Restated Credit Agreement is (A) 1.50% per annum for Index Rate loans and (B) 2.50% per annum for LIBOR Rate loans and (ii) the term loan under the Loan Agreement is (A) 5.75% per annum for alternate base rate loans and (B) 6.75% per annum for Adjusted Eurodollar Rate loans.  After the Company’s fiscal quarter ending December 31, 2005, the margins applicable to the revolving credit facility under the Amended and Restated Credit Agreement will adjust (up or down) on a quarterly basis based on the monthly average borrowing availability under the revolving credit facility.

In addition, the Company will be required to pay to the Senior Lenders under the Amended and Restated Credit Agreement a commitment fee in respect of the unused commitments thereunder at a per annum rate of one-half of one percent (0.50%).  The Company may voluntarily prepay any borrowings under the revolving credit facility without premium or penalty, subject to LIBOR breakage fees, if any.  The Company is required to pay a prepayment fee in respect of most mandatory and voluntary prepayments under the Loan Agreement in an amount equal to:  (i) 2.0% of the principal amount prepaid if such prepayment is made on or before November 1, 2006; or (ii) 1.0% of the principal amount prepaid if such prepayment is made after November 1, 2006 but before November 1, 2007.

Collateral and Guarantees

The Company’s domestic subsidiaries (including any future direct or indirect subsidiaries that may be created or acquired by the Company), with certain exceptions as set forth in the Refinancing Agreements, guarantee our obligations under each of the Amended and Restated Credit Agreement and the Loan Agreement.  The guarantees in respect of the Amended and Restated Credit Agreement and the Loan Agreement will be secured by a perfected first priority security interest, or by a second priority security interest, as applicable, in substantially all of the guarantors’ tangible and intangible assets (including, without limitation, intellectual property and all of the capital stock of each of our direct and indirect domestic subsidiaries and 65% of the capital stock of certain of our first-tier foreign subsidiaries), subject to certain exceptions.

Covenants and Other Matters

The Refinancing Agreements include certain negative covenants restricting or limiting the Company’s ability to, among other things:

•                  incur any indebtedness or contingent obligations except as expressly provided therein;

•                  create liens;

•                  pay dividends, distributions or make other specified restricted payments, and restrict the ability of certain of our subsidiaries to pay dividends or make other payments to us;

•                  sell assets;

•                  make certain capital expenditures, investments and acquisitions;

•                  enter into certain transactions with affiliates;

•                  enter into sale and leaseback transactions; and

•                  merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets.

The Refinancing Agreements contain certain customary representations and warranties, affirmative covenants and events of default, including failure to pay principal, interest or fees, material inaccuracy of representations and warranties, violations of covenants, certain bankruptcy and insolvency events, failure to comply with the terms of the Intercreditor Agreement, change of control, cross-defaults to other debt and material judgments.

Intercreditor Agreement

In connection with entering the Refinancing Agreements, we entered into an Intercreditor Agreement which sets forth the relative rights of the respective lenders under the Amended and Restated Credit Agreement and the Loan Agreement, including the subordination of the liens under the Loan Agreement to the liens under the Amended and Restated Credit Agreement.

ITEM 2.04                                         Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On November 1, 2005, we called for redemption all of our outstanding $100 million aggregate principal amount of 12% Senior Notes due 2006. The Redemption Date is December 1, 2005. On the Redemption Date, we will redeem $100,000,000 in aggregate principal amount of notes at a price of $1,020.00 per $1,000 in principal amount of notes redeemed, plus accrued interest through the Redemption Date. The aggregate redemption price of the notes (including redemption premium and accrued interest) is approximately $106 million.  A copy of the form of notice of redemption is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On November 1, 2005, we also exercised our right to redeem all of our outstanding 10.5% Senior Exchangeable Preferred Stock (“Preferred Stock”) pursuant to the terms as set forth in (i) a letter agreement, dated December 14, 2004, by and between the Company and National Christian Foundation (“NCF”) and (ii) a letter agreement, dated September 8, 2005, by and between the Company and NCF.  The Redemption Date is December 1, 2005.  Such letter agreements allow the Company to redeem all of the Preferred Stock for an aggregate redemption price of $7.5 million in cash on the Redemption Date.  A copy of the form of the letter notifying the redemption to the sole shareholder of the Preferred Stock is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

ITEM 9.01.                                      Financial Statements, Pro Forma Information and Exhibits.

10.1                           Amended and Restated Credit Agreement, dated as of November 1, 2005, by and among Penhall International Corp., Penhall Company, Penhall Leasing, L.L.C., Penhall Investments, Inc., Bob Mack Co., Inc., Capitol Drilling Supplies, Inc., General Electric Capital Corporation, and the other financial institutions party thereto.

10.2                           Second Lien Term Loan Agreement, dated as of November 1, 2005, by and among Penhall International Corp., Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., and the other financial institutions party thereto.

10.3                           Intercreditor Agreement, dated as of November 1, 2005, by and between General Electric Capital Corporation and Deutsche Bank Trust Company Americas.

10.4                           Subsidiary Guaranty, dated as of November 1, 2005, by and among Penhall Company, Penhall Investments, Inc., Bob Mack Co., Inc., Capital Drilling Supplies, Inc., Penhall Leasing, L.L.C. and Deutsche Bank Trust Company Americas.

10.5                           Security Agreement, dated as of November 1, 2005, by and among Penhall International Corp., Penhall Company, Penhall Leasing, L.L.C., Capitol Drilling Supplies, Inc., Bob Mack Co., Inc., Penhall Investments, Inc. and Deutsche Bank Trust Company Americas.

99.1                           Form of Notice of Redemption, dated November 1, 2005, with respect to the redemption of the registrant’s 12% Senior Notes due 2006 under the indenture dated as of August 1, 1998.

99.2                           Form of Notice of Redemption, dated November 1, 2005, regarding redemption of all of the registrant’s outstanding 10.5% Senior Exchangeable Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

PENHALL INTERNATIONAL CORP.

	By:	/s/ Jeffrey E. Platt
		Name:	Jeffrey E. Platt
		Title:	Vice-President-Finance and Chief Financial Officer

Date: November 4, 2005

EXHIBIT INDEX

Item 601(a) of Regulation S-K Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of November 1, 2005, by and among the Company, Penhall Company, Penhall Leasing, L.L.C., Penhall Investments, Inc., Bob Mack Co., Inc., Capitol Drilling Supplies, Inc., General Electric Capital Corporation, and the other financial institutions party thereto.

10.2

Second Lien Term Loan Agreement, dated as of November 1, 2005, by and among the Company, Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., and the other financial institutions party thereto.

10.3	Intercreditor Agreement, dated as of November 1, 2005, by and between the First Lien Agent and the Second Lien Agent (each as defined therein).

10.4

Subsidiary Guaranty, dated as of November 1, 2005, by and among Penhall Company, Penhall Investments, Inc., Bob Mack Co., Inc., Capital Drilling Supplies, Inc., Penhall Leasing, L.L.C. and Deutsche Bank Trust Company Americas.

10.5

Security Agreement, dated as of November 1, 2005, by and among the Company, Penhall Company, Penhall Leasing, L.L.C., Capitol Drilling Supplies, Inc., Bob Mack Co., Inc., Penhall Investments, Inc. and Deutsche Bank Trust Company Americas.

10.6

Security Agreement, dated as of May 22, 2003, by an among Penhall International Corp., Penhall Company, Penhall Leasing, L.L.C., Bob Mack Co., Inc., Penhall Investments, Inc. and General Electric Capital Corporation, as Agent (incorporated by reference to Exhibit 10.41 of the Company’s Current Report on Form 8-K filed on May 30, 2003).

99.1	Form of Notice of Redemption, dated November 1, 2005, with respect to the redemption of the registrant’s 12% Senior Notes due 2006 under the indenture dated as of August 1, 1998.

99.2	Form of Notice of Redemption, dated November 1, 2005, regarding redemption of all of the registrant’s outstanding 10.5% Senior Exchangeable Preferred Stock.